Exhibit 99.1


                                    Contact:
                               Antone F. Moreira
                            Vice President, Treasurer
                           and Chief Financial Officer
                                 (201) 902-9600

                SYMS CORP REPORTS RESULTS FOR THE SECOND QUARTER

Secaucus, New Jersey, September 21, 2004 - Syms Corp (NYSE:SYM), a leading off-price retailer, announced results today for its second quarter ended August 28, 2004.

For the second quarter ended August 28, 2004, the Company had a net loss of $3.7 million ($0.25 per share) as compared to a net loss of $4.7 million ($0.30 per share) for the thirteen-week period ended August 30, 2003. For the 26-week period ended August 28, 2004, the net loss was $3.7 million ($0.25 per share) as compared to a net loss of $6.4 million ($0.42 per share) for the comparable period last year.

For the second quarter ended August 28, 2004, same store sales increased 0.2% compared to the same period last year. For the 26-week period ended August 28, 2004, same store sales increased 3.7% compared to the same period last year.

Net sales for the second quarter decreased 1.4% to $61.3 million, down from $62.1 million for the same period last year. Net sales for the 26-week period ended August 28, 2004 increased 3.1% to $129.6 million, up from $125.6 million for the same period last year.

The results for the second quarter ended August 28, 2004 reflect a $1,309,000 charge resulting from the simultaneous purchase and sale of the Lawrenceville store, which will be closed on October 16, 2004. This action was taken by the Company as part of its continuing efforts to improve profitability.

Syms Corp currently operates a chain of thirty eight "off-price" apparel stores located throughout the Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest. Each Syms store offers a broad range of first quality, in-season merchandise bearing nationally recognized designer and brand-name labels.

-------------------------------------------------------------------------------

Certain information in this press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company, as well as assumptions made by and information currently available to the management of the Company. When used in this press release, the words "anticipate", "believe", "estimate", "expect", "intend", "plan" and similar expressions as they relate to the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including, among others, general economic and market conditions, decreased consumer demand for the Company's product, possible disruptions in the Company's computer or telephone systems, possible work stoppages, or increase in labor costs, effects of competition, possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores, higher than anticipated store closings or relocation costs, higher interest rates, unanticipated increases in merchandise or occupancy costs and other factors which may be outside the Company's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

                          (Financial Tables to Follow)



                                                         SYMS CORP
                                              CONSOLIDATED STATEMENT OF INCOME
                                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                     Thirteen                  Thirteen               Fifty - Two               Fifty - Two
                                       Weeks                    Weeks                    Weeks                     Weeks
                                       Ended                    Ended                    Ended                     Ended
                                     8/28/2004                8/30/2003                8/28/2004                 8/30/2003
                                     ---------                ---------                ---------                 ---------

Net Sales                              $61,254                   $62,102                 $129,575                 $125,636

Gross Margin                            23,269                    22,106                   51,425                   48,020

Operating Expenses                      27,193                    28,367                   55,418                   56,703

Other Income                               (7)                      (68)                     (29)                    (178)

Special Charge                          1,309                         0                    1,309                        0

Net Income After Taxes              $  (3,732)             $     (4,683)                 ($3,728)                 ($6,432)
                                   ==============           ===============          ===============           ==============

Net Income Per Share - Basic        $   (0.25)            $       (0.30)            $      (0.25)             $     (0.42)
                                   ==============           ===============          ===============           ==============

Weighted Average
Shares Outstanding                     15,124                    15,412                   15,124                   15,412
                                   ==============           ===============          ===============           ==============

Net Income Per Share - Diluted      $   (0.25)            $      (0.30)            $      (0.25)             $      (0.42)
                                   ==============           ===============          ===============           ==============

Weighted Average
Shares Outstanding - Diluted           15,124                   15,412                   15,124                    15,412
                                   ==============           ===============          ===============           ==============

                                    SYMS CORP
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                  August 28,               August 30,
                                     2004                     2003
                                     ----                     ----

        ASSETS:

        Current Assets
           Cash                    21,451                   19,828
           Inventory               80,153                   87,061
           Other Current Assets    12,610                   10,731
                              -----------------        -----------------
            Total Current Assets  114,214                  117,620

        Property & Equipment      120,831                  131,056

        Other Assets - Net         25,961                   22,374

                              -----------------        -----------------
        Total Assets              261,006                  271,050
                              =================        =================


        Liabilities & Capital:

           Accounts Payable        28,676                   31,506
           Accrued Expenses         6,398                    9,906
           Other Current
           Liabilities              4,214                    4,929
                              -----------------         ----------------
           Total Current
           Liabilities             39,288                   46,341

         Other Long Term Debt       1,838                    1,881

         Shareholder's Equity     219,880                  222,828

                              -----------------         -----------------
         Total Liabilities
         & Capital                261,006                   271,050
                              =================         =================